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                                                                     EXHIBIT 32b

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, Thomas M. O'Flynn, Chief Financial Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Annual Report of Public Service Enterprise Group Incorporated on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

                                    /s/ Thomas M. O'Flynn
                                    --------------------------------------------
                                    Thomas M. O'Flynn
                                    Public Service Enterprise Group Incorporated
                                    Chief Financial Officer
                                    February 28, 2005